Filed Pursuant to Rule 424(b)(5)

File Number 333-148930

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.01 Par Value per Share (4)	1,556,386	$5,898,703	$231.82

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)	Estimated solely for purposes of calculating the amount of the registration fee, based on the average of the high and low sale prices of our common stock as reported on the New York Stock Exchange on December 16, 2008, in accordance with Rule 457(c).
(3)	The registration fee has been transmitted to the Securities and Exchange Commission in connection with the offering of common stock pursuant to registration statement No. 333-148930 by means of this prospectus supplement in accordance with Rule 457(r).
(4)	Each share of common stock issued by the registrant includes one Series A junior participating preferred stock purchase right (the “Rights”), which initially attaches to and trades with the shares of common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. The Rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value will be attributed to the Rights.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2008)

1,556,386 Shares

Common Stock

We are offering up to 1,556,386 shares of our common stock to the public. Our common stock is quoted on The New York Stock Exchange under the symbol “LYV.” On December 16, 2008, the last reported sales price of our common stock was $3.80 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to act as agent for the sale of up to 1,556,386 shares of our common stock. Goldman, Sachs & Co. is not required to sell any specific number or dollar amount of shares of our common stock, but will use its reasonable efforts to arrange for the sale of all 1,556,386 shares of our common stock.

Goldman, Sachs & Co.

The date of this prospectus supplement is December 17, 2008.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. To the extent that there is a conflict between the information contained in this prospectus supplement and any document incorporated by reference herein, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement and any document incorporated by reference herein.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of any date the information is presented, but the information may have changed since that date.

USE OF PROCEEDS

If all of the shares of our common stock are sold at the price per share indicated on the cover, we anticipate that the net proceeds from this offering, after deducting estimated expenses payable by us, will be approximately $5.7 million. We intend to use the proceeds from this offering as a partial payment to repurchase an equal number of shares of common stock pursuant to a touring rights agreement. We intend to fund the remaining obligation with cash on hand or borrowings under our credit facility.

PLAN OF DISTRIBUTION

We and Goldman, Sachs & Co. have entered into an equity distribution agreement with respect to the shares being offered. Goldman, Sachs & Co. has no obligation to buy any of the shares from us nor is Goldman, Sachs & Co. required to arrange the purchase or sale of any specific number or dollar amount of the shares, but has agreed to use its reasonable efforts to arrange for the sale of all of the shares.

We have agreed to pay Goldman, Sachs & Co. a fee equal to two percent of the gross offering proceeds of the shares sold pursuant to this offering. In addition, Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

Goldman, Sachs & Co. may effect the sale of the shares through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of our common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Purchases to cover a short position, as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock, and may maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on The New York Stock Exchange, in the over-the-counter market or otherwise.

We estimate that our total expenses for this offering, excluding agent’s fees, will be approximately $50,000.

We have agreed to indemnify Goldman, Sachs & Co. against liabilities under the Securities Act or contribute to payments which Goldman, Sachs & Co. may be required to make in that respect.

Goldman, Sachs & Co. and/or its affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to us from time to time for which it has received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In particular, Goldman, Sachs & Co. is a lender under our credit facility.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

1.1	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

1.2	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

PROSPECTUS

Common Stock

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. This means:

•	we and selling securityholders may offer and sell common stock and the associated Series A junior participating preferred stock purchase rights from time to time;

•	a prospectus supplement will be provided in connection with each offer and sale of securities; and

•	the applicable prospectus supplement will provide specific information about the terms of the securities offered under it and also may add, update or change information contained in this prospectus.

You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us or selling securityholders or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we and selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. In connection with each sale, a prospectus supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered will be filed with the SEC. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have subsequently changed.

References in this prospectus to “Live Nation,” “we,” “our” or “us” refer to Live Nation, Inc. together with its consolidated subsidiaries.

THE COMPANY

Live Nation is the future of the music business. With the most live concerts, music venues and festivals in the world and the most comprehensive concert search engine on the web, Live Nation is revolutionizing the music industry: onstage and online.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Forward-looking statements include, but are not limited to, statements about our financial position, business strategy, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, the effects of future legislation or regulations and our plans and objectives of future operations. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Use of the words “may,” “should,” “continue,” “plan,” “potential,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “could,” “target,” “project,” “seek,” “predict” or variations of such words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC (collectively, “cautionary statements”). Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

PRICE RANGE OF COMMON STOCK

Our common stock has been traded on The New York Stock Exchange under the symbol “LYV” since our spin-off from Clear Channel Communications, Inc., or Clear Channel, on December 21, 2005. The table below sets forth, for the periods indicated, the range of high and low sale prices for our common stock.

	Common Stock Price
	Low	High
Year ended December 31, 2005:
Fourth quarter (from December 21, 2005 to December 31, 2005)	$10.55	$14.00
Year ended December 31, 2006:
First quarter	12.77	19.99
Second quarter	18.87	24.90
Third quarter	18.17	22.66
Fourth quarter	19.60	24.66
Year ended December 31, 2007:
First quarter	21.07	25.63
Second quarter	18.75	24.09
Third quarter	16.85	23.27
Fourth quarter	12.50	24.03
Year ending December 31, 2008:
First quarter (through January 28, 2008)	9.26	15.04

On January 28, 2008, the last reported sale price for our common stock as reported on The New York Stock Exchange was $10.25 per share.

As of December 31, 2007, there were 3,528 holders of record of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We will not receive any proceeds from the sale of securities by selling securityholders.

PLAN OF DISTRIBUTION

We and selling securityholders may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We and selling securityholders may sell the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in underwritten public offerings;

•	in privately negotiated transactions;

•

through put or call option transactions (whether such options are listed on an options exchange or otherwise), in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

•	in connection with the loan or pledge of shares to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

We and selling securityholders may solicit directly offers to purchase the securities being offered by this prospectus. We and selling securityholders may also designate agents to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If we or selling securityholders utilize a dealer in the sale of the securities being offered by this prospectus, we or selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or selling securityholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or selling securityholders will execute an underwriting agreement with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The applicable prospectus supplement will provide any compensation we or selling securityholders pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We and selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so specified in the applicable prospectus supplement, we or selling securityholders will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers’ obligations under the contracts will not be subject to any conditions except that:

•	the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the securities are also being sold to underwriters, we or selling securityholders will have sold to the underwriters the securities not sold for delayed delivery.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We and selling securityholders will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us or selling securityholders, or perform services for us or selling securityholders, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Below we have provided a summary description of our capital stock. This description is not complete. You should read the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which we have filed with the SEC, as well as the provisions of applicable Delaware law.

General

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2007, there were 74,893,005 shares of our common stock outstanding, none of which were treasury shares, and no shares of preferred stock outstanding. We may issue additional shares of common stock from time to time in acquisitions and other transactions.

Common Stock

Each share of our common stock entitles its holder to one vote on all matters on which holders are permitted to vote. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders. The holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

As of December 31, 2007, no shares of our preferred stock were outstanding. We have no present plans to issue any shares of our preferred stock. 20,000,000 shares of our Series A junior participating preferred stock are reserved for issuance upon exercise of our preferred share purchase rights. See “—The Rights Agreement.”

Provisions of Our Amended and Restated Certificate of Incorporation Relating to Related-Party Transactions and Corporate Opportunities

In order to address potential conflicts of interest between us and Clear Channel, our amended and restated certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Clear Channel and its officers and directors and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with Clear Channel. In general, these provisions recognize that we and Clear Channel may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other, including officers and directors or both of Clear Channel serving as our officers or directors or both.

Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, Clear Channel will have no duty to refrain from engaging in the same or similar business activities or lines of business as us or doing business with any of our clients, customers or vendors or employing or otherwise engaging or soliciting any of our officers, directors or employees.

If one of our directors or officers who is also a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that we will have renounced our interest in the corporate opportunity unless that opportunity is expressly offered to that person in writing solely in his or her capacity as our director or officer.

If one of our directors or officers who also serves as a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that the director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of Clear Channel’s actions with respect to that corporate opportunity.

Clear Channel’s radio business conducts concert events from time to time. In the event Clear Channel expands its operations in this area, it may compete with us.

For purposes of our amended and restated certificate of incorporation, “corporate opportunities” include, but are not limited to, business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we would have an interest or a reasonable expectancy.

The corporate opportunity provisions in the restated certificate of incorporation will expire on the date that no person who is a director or officer of us is also a director or officer of Clear Channel.

Anti-takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes. The term of the first class of directors expired at our 2007 annual meeting of stockholders, the term of the second class of directors expires at our 2008 annual meeting of stockholders and the term of the third class of directors expires at our 2009 annual meeting of stockholders. At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at that meeting of stockholders will be elected for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation requires that directors may only be removed for cause and only by the affirmative vote of not less than 80% of votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Stockholder Action by Written Consent; Calling of Special Meeting

Our amended and restated certificate of incorporation provides that except as otherwise provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors pursuant to a resolution approved by a majority of our entire board of directors and any other power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

Amendments to Our Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the provisions of our amended and restated bylaws relating to the calling of meetings of stockholders, notice of meetings of stockholders, quorum and adjournment, conduct of business at meetings of stockholders, procedure for election of directors, stockholder action by written consent, advance notice of stockholder business or director nominations, the authorized number of directors, the classified board structure, the filling of director vacancies or the removal of directors and indemnification of directors and officers (and any provision relating to the amendment of any of these provisions) may only be amended by the vote of a majority of our entire board of directors or by the vote of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that any other provision of our amended and restated bylaws may only be amended by the vote of a majority of our entire board of directors or by the vote of holders of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Amendment of Certain Amended and Restated Certificate of Incorporation Provisions

Our amended and restated certificate of incorporation provides that the provisions of our amended and restated certificate of incorporation relating to corporate opportunities and conflicts of interest, board of directors, bylaws, limitations on liability and indemnification of directors and officers, stockholder action (and any provision relating to the amendment of any of these provisions) may only be amended by at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation provides that any other provision of our amended and restated certificate of incorporation may only be amended by the vote of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, and the business must be a proper matter for stockholder action. The stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Securities Exchange Act of 1934, as amended, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary 90 to 120 days before the special meeting, or, if later, within 10 days of public announcement of the special meeting.

Only such persons who are nominated in accordance with the procedures set forth in our amended and restated bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our amended and restated bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our amended and restated bylaws and, if any proposed nomination or business is not in compliance with our amended and restated bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation and the Delaware General Corporation Law (the “DGCL”) contain provisions that may delay or prevent an attempt by a third-party to acquire control of us. The requirements of Section 203 of the DGCL will be applicable to us. In general, Section 203 prohibits, for a period of three years, designated types of business combinations, including mergers, between us and any third-party that owns 15% or more of our common stock. This provision does not apply if:

•	our board of directors approves of the transaction before the third-party acquires 15% of our stock;

•	the third-party acquires at least 85% of our stock at the time its ownership goes past the 15% level; or

•	our board of directors and two-thirds of the shares of our common stock not held by the third-party vote in favor of the transaction.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes of control of our management.

The Rights Agreement

Pursuant to our rights agreement, one Series A junior participating preferred stock purchase right is issued for each outstanding share of our common stock (a “right”). Each right issued is subject to the terms of our rights agreement.

Our rights agreement was adopted by our board of directors to protect our stockholders from coercive or otherwise unfair takeover tactics. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock, and in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, without the approval of our board of directors.

We provide the following summary description below. Please note, however, that this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC.

The Rights

Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below.

Exercise Price

Each right will allow its holder to purchase from us one one-hundredth of a share of our Series A junior participating preferred stock for $80.00, once the rights become exercisable. Prior to exercise, our right does not give its holder any dividend, voting or liquidation rights.

Exercisability

Each right will not be exercisable until:

•

ten days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our outstanding common stock or, in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, or, if earlier,

•

ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Until the date our rights become exercisable, our common stock certificates also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common stock. Any of our rights held by an acquiring person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an acquiring person, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of our common stock with a market value of twice the then applicable exercise price, based on the market price of our common stock prior to such acquisition.

•

Flip Over. If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.

Expiration

Our rights will expire on December 21, 2015.

Redemption

Our board of directors may redeem our rights for $0.01 per right at any time before the rights separate from our common stock and rights certificates are mailed to eligible holders of our common stock. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our common stock or an equivalent security for each right, other than rights held by the acquiring person.

Anti-dilution Provisions

Our board of directors may adjust the purchase price of our preferred stock, the number of shares of our preferred stock issuable and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our preferred stock of less than 1% will be made.

Amendments

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

New York Stock Exchange Listing

Our common stock is traded on The New York Stock Exchange under the symbol “LYV.”

DIVIDEND POLICY

We presently intend to retain future earnings, if any, to finance the expansion of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Moreover, the terms of our senior secured credit facility and the designations of our subsidiary’s preferred stock limit the amount of funds which we will have available to declare and distribute as dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and contractual restrictions with respect to the payment of dividends.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference into this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•

the audited consolidated financial statements of HOB Entertainment, Inc. included under Item 9.01(a) of our Current Report on Form 8-K/A filed on January 19, 2007, and the information in our Current Reports on Form 8-K filed on January 24, 2007, January 25, 2007, May 16, 2007, July 3, 2007, July 10, 2007, July 11, 2007, July 16, 2007, August 1, 2007, August 24, 2007, September 4, 2007, September 13, 2007, September 17, 2007, October 9, 2007, October 16, 2007, October 17, 2007, November 14, 2007, November 20, 2007, December 21, 2007, January 24, 2008 and January 30, 2008.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and the form of indenture, notes and registration rights agreement at no cost, by writing or telephoning us at the following address and telephone number:

Live Nation, Inc.

Attention: Investor Relations

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Live Nation, Inc. appearing in Live Nation, Inc.’s Form 8-K dated January 30, 2008 for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.